                                 EXHIBIT 3.3

                            ARTICLES OF AMENDMENT

                                      OF

                           INTRANET SOLUTIONS, INC.


    The undersigned Chief Financial Officer and Secretary of IntraNet Solutions, Inc. (the "Corporation") does hereby certify that the following Articles of Amendment to the Corporation's Amended and Restated Articles of Incorporation were adopted by vote of the Shareholders of the Corporation at a Special Meeting of Shareholders held on June 19, 1997 and were adopted by unanimous written action in lieu of a meeting of the Board of Directors of the Corporation dated May 27, 1997, pursuant to the provisions of the Minnesota Business Corporation Act.

    1.   The name of the Corporation is IntraNet Solutions, Inc.


    2. that Article III be amended by deleting the language set forth thereof and replacing such language with the following:

                                     ARTICLE III

    A.   THE CORPORATION IS AUTHORIZED TO ISSUE TWENTY FIVE MILLION
         (25,000,000) SHARES OF CAPITAL STOCK, HAVING A PAR VALUE OF ONE CENT ($.01) PER SHARE IN THE CASE OF COMMON STOCK AND HAVING A PAR VALUE AS DETERMINED BY THE BOARD OF DIRECTORS IN THE CASE OF PREFERRED STOCK, TO BE HELD, SOLD AND PAID FOR AT SUCH TIMES AND IN SUCH MANNER AS THE BOARD OF DIRECTORS MAY FROM TIME TO TIME DETERMINE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

    B.   IN ADDITION TO ANY AND ALL POWERS CONFERRED UPON THE BOARD OF
         DIRECTORS BY THE LAWS OF THE STATE OF MINNESOTA, THE BOARD OF DIRECTORS SHALL HAVE THE AUTHORITY TO ESTABLISH BY RESOLUTION MORE THAN ONE CLASS OR SERIES OF SHARES, EITHER PREFERRED OR COMMON, AND TO FIX THE RELATIVE RIGHTS, RESTRICTIONS AND PREFERENCES OF ANY SUCH DIFFERENT CLASSES OR SERIES, AND THE AUTHORITY TO ISSUE SHARES OF A CLASS OR SERIES TO ANOTHER CLASS OR SERIES TO EFFECTUATE SHARE DIVIDENDS, SPLITS OR CONVERSION OF THE CORPORATION'S OUTSTANDING SHARES.

    C. THE BOARD OF DIRECTORS SHALL ALSO HAVE THE AUTHORITY TO ISSUE RIGHTS TO CONVERT ANY OF THE CORPORATION'S SECURITIES INTO SHARES OF STOCK OF ANY CLASS OR CLASSES, THE AUTHORITY TO ISSUE OPTIONS TO PURCHASE OR SUBSCRIBE FOR SHARES OF STOCK OF ANY CLASS OR CLASSES, AND THE AUTHORITY TO ISSUE SHARE PURCHASE OR SUBSCRIPTION

         WARRANTS OR ANY OTHER EVIDENCE OF SUCH OPTION RIGHTS WHICH SET FORTH THE TERMS, PROVISIONS AND CONDITIONS THEREOF, INCLUDING THE PRICE OR PRICES AT WHICH SUCH SHARES MAY BE SUBSCRIBED FOR OR PURCHASED. SUCH OPTIONS, WARRANTS AND RIGHTS, MAY BE TRANSFERABLE OR NONTRANSFERABLE AND SEPARABLE OR INSEPARABLE FROM OTHER SECURITIES OF THE CORPORATION. THE BOARD OF DIRECTORS IS AUTHORIZED TO FIX THE TERMS, PROVISIONS AND CONDITIONS OF SUCH OPTIONS, WARRANTS AND RIGHTS, INCLUDING THE CONVERSION BASIS OR BASES AND THE OPTION PRICE OR PRICES AT WHICH SHARES MAY BE SUBSCRIBED FOR OR PURCHASED.

    3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.


    IN WITNESS WHEREOF the undersigned has hereunto set his hand this 20th day of June, 1997.




                                       /s/ Jeffrey J. Sjobeck
                                       -------------------------------------
                                       Jeffrey J. Sjobeck
                                       Chief Financial Officer and Secretary